UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/07/2010

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

The information required under Item 1.01 is included under Item 5.02 contained in the filing and is incorporated herein by this reference.

Item 1.02.    Termination of a Material Definitive Agreement

The information required under Item 1.02 is included under Item 5.02 contained in the filing and is incorporated herein by this reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2010, Felix Marx resigned from his positions as a director of Identive Group, Inc. (the "Company"), as Executive Vice President, Transponders & Semiconductors, and as CEO of the Company's ACiG Technology business unit, effective December 31, 2010 (the "Effective Date"). His resignation is not the result of any dispute or disagreement with the Company or the Board of Directors. Following Mr. Marx's departure, the Company's Board of Directors will be comprised of seven directors, with one vacancy.

Also on December 7, 2010, the Company entered into an agreement with Felix Marx (the "Agreement") to memorialize the mutual agreement and understanding of the parties in connection with the termination of Mr. Marx's employment agreement, dated as of February 28, 2010, as amended August 23, 2010, previously entered into between Mr. Marx and the Company (the "Employment Agreement"). Under the terms of the Agreement, on or prior to the Effective Date, Mr. Marx will receive a lump sum gross payment of EUR 250,000, in full and final settlement of any and all amounts due to Mr. Marx under the provisions of his Employment Agreement and relating to the previously-approved grant of 180,000 shares of the Company's common stock under the Company's 2010 Bonus and Incentive Plan in recognition of Mr. Marx's efforts in connection with the consummation of the acquisition of Bluehill-ID AG. Such grant was heretofore deferred at the request of Mr. Marx.

In addition to other customary terms and conditions, Mr. Marx agreed to a 12-month non-competition and non-solicitation period, and the Company agreed to enter into a consultancy arrangement with Mr. Marx following the Effective Date for a minimum of four months at a rate of EUR 25,000 per month.

A copy of the press release announcing Mr. Marx's departure is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits

Exhibit        Description

99.1        Press Release, dated December 13, 2010, announcing the departure of Felix Marx.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: December 13, 2010	By:	/s/ Melvin Denton-Thompson
Melvin Denton-Thompson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release announcing Felix Marx departure